Exhibit 99.2

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Pricing of Euro 500 Million of Senior Unsecured Notes

New York, NY – January 14, 2015 – W. P. Carey Inc. (NYSE: WPC) announced today that it has priced an underwritten public offering of €500 million aggregate principal amount of 2.000% Senior Notes due January 20, 2023 (the “Notes”).  The Notes were offered at 99.220% of the principal amount.

Interest on the Notes will be paid annually on January 20 of each year, beginning on January 20, 2016.  The offering of the Notes is expected to settle on January 21, 2015, subject to customary closing conditions.  W. P. Carey Inc. intends to use the net proceeds from this offering to repay amounts outstanding under its senior unsecured credit facility, to fund potential future acquisitions and for general corporate purposes.

J.P. Morgan Securities plc, Barclays Bank PLC and Citigroup Global Markets Limited acted as joint book-running managers for the Notes offering.

A registration statement relating to the Notes has become effective under the Securities Act of 1933, as amended (the “Securities Act”).  The offering is being made by means of a prospectus supplement and prospectus.  Before making an investment in the Notes, potential investors should read the preliminary prospectus supplement and the accompanying prospectus for more complete information about W. P. Carey Inc. and the offering.  Potential investors may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov.  Alternatively, potential investors may obtain copies, when available, by contacting J.P. Morgan Securities plc collect at +44-207-134-2468; Barclays Bank PLC toll free at 1-888-603-5847; or Citigroup Global Markets Limited toll free at 1-800-831-9146.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offer or sale of the Notes will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc. and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms.  These forward-looking statements represent W. P. Carey Inc.’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the company.  The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering of the Notes, including whether such offering of the Notes will be successful and on what terms it may be completed, the risk factors set forth in W. P. Carey Inc.’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC and other factors over which it has little or no control.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise.  Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In the United Kingdom, this announcement is for distribution only to, and is only directed at, persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Notes may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”).  This announcement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.  Any investment or investment activity to which this announcement relates is available, only to relevant persons and will be engaged in only with relevant persons.

W. P. Carey Inc.

W. P. Carey Inc. is a self-managed real estate investment trust and a leading global owner and manager of commercial properties, primarily net leased to companies on a long-term basis.  Through its investment management business, the company also manages a series of non-traded real estate investment trusts.